The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         Subject to completion, Pricing Supplement dated March 27, 2006

PROSPECTUS Dated January 25, 2006                                                       Pricing Supplement No. 36  to
PROSPECTUS SUPPLEMENT                                                           Registration Statement No. 333-131266
Dated January 25, 2006                                                                             Dated       , 2006
                                                                                                       Rule 424(b)(2)
                                                $
                                                     Morgan Stanley
                                          GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                     Senior Notes
                                                   -----------------
                                       Commodity-Linked Capital-Protected Notes
                                                 due November 3, 2009
                    Based on the Performance of a Basket of Three Commodities and a Commodity Index

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of a weighted basket (which we refer to as the basket) composed of three physical commodities and a commodity index, as determined on six specified determination dates. The basket is composed of Copper Grade A (which we refer to as copper), Special High Grade Zinc
(which we refer to as zinc), West Texas Intermediate light sweet crude oil (which we refer to as WTI crude oil) and the
Goldman Sachs Commodity Agricultural Index(R) - Excess Return (which we refer to as the index). We refer to each component of the basket as a basket commodity and all components collectively as the basket commodities. In no event will the payment at maturity be less than the principal amount of $1,000.

o    After the pricing of the notes, we may increase the aggregate principal amount of the notes prior to the original issue date but are not required to do so.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the performance of the basket. The supplemental redemption amount will equal (i) $1,000 times (ii)
     the basket performance factor times (iii) a participation rate, which we expect to be 140% to 150%.

o    The basket performance factor will equal the sum of (i) the index performance value, (ii) the copper performance value, (iii) the zinc performance value and (iv) the WTI crude oil performance value, based on the price of each basket commodity on six specified determination dates and as determined on the final determination date.

     o    The performance value for each basket commodity will equal (i) the percentage change, whether positive or negative, in the final average price from the initial strike price for such basket commodity times (ii) the basket weighting for such basket commodity, as set forth in this pricing supplement.

          >    The initial strike price for each basket commodity will equal (i) in the case of copper and zinc, the per unit closing bid price for such basket commodity (ii) in the case of WTI crude oil, the settlement price per barrel of WTI crude oil and (iii) in the case of the index, the official daily settlement price, each as displayed on the relevant Reuters page on the day we price the notes for initial sale to the public.

          >    The final average price for each basket commodity will equal the arithmetic average of (i) in the case of copper and zinc, the per unit closing bid prices for such basket commodity, (ii) in the case of WTI crude oil, the settlement prices per barrel of WTI crude oil and (iii) in the case of the index, the official daily settlement prices of the index, in each case as displayed on the relevant Reuters page on
               May 15, 2009, June 15, 2009, July 15, 2009, August 15, 2009, September 15, 2009 and October 15, 2009,
               which we refer to as the determination dates.

o    If the basket performance factor is less than or equal to zero, no supplemental redemption amount will be paid and you will receive only the principal amount of $1,000 at maturity.

o    Investing in the notes is not equivalent to investing in the basket commodities.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SCJ6.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors"
beginning on PS-10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                      ------------
                                                       PRICE 100%
                                                      ------------

                                                                  Price to            Agent's            Proceeds to
                                                                   Public         Commissions(1)           Company
                                                                  --------        ----------------       -----------

Per note.................................................             %                   %                   %
Total....................................................             $                   $                   $

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                    MORGAN STANLEY

======================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of
Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong
Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

     The notes are not sponsored, endorsed, sold or promoted by the New York Mercantile Exchange ("NYMEX"). NYMEX
makes no representation or warranty, express or implied, to the purchasers of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the
NYMEX commodity futures prices to track general commodity market performance. NYMEX has no relationship to Morgan
Stanley and NYMEX commodity futures prices are determined, composed and calculated by NYMEX without regard to any of
Morgan Stanley or the notes. NYMEX has no obligation to take the needs of Morgan Stanley or the owners of the notes into consideration in determining, composing or calculating any NYMEX commodity futures closing price. NYMEX is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.
NYMEX has no obligation or liability in connection with the administration, marketing or trading of the notes.

     NYMEX DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF (I) THE STATEMENTS MADE HEREIN OR IN
ANY OTHER MATERIALS USED TO DESCRIBE, MARKET

                                                         PS-2

======================================================================================================================

AND/OR SELL THE NOTES, OR (II) THE NYMEX COMMODITY FUTURES PRICES USED IN COMPUTING THE RETURN ON THE NOTES. NYMEX
MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY
OTHER PERSON OR ENTITY FROM THE USE OF THE NYMEX COMMODITY FUTURES PRICES INCLUDED THEREIN OR FOR ANY OTHER USE. NYMEX
MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NYMEX COMMODITY FUTURES PRICES USED IN COMPUTING THE RETURN ON THE
NOTES AND IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY PRICE USED IN CONNECTION WITH THE NOTES. WITHOUT LIMITING ANY
OF THE FOREGOING, IN NO EVENT SHALL NYMEX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL
DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                                         PS-3

======================================================================================================================

                                             SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of a weighted basket composed of three physical commodities and a commodity index. The basket is composed of Copper Grade A (which we refer to as copper), Special High Grade Zinc (which we refer to as zinc), West Texas
Intermediate light sweet crude oil (which we refer to as WTI crude oil) and the Goldman Sachs Commodity Agricultural
Index(R) - Excess Return (which we refer to as the index). We refer to each component of the basket as a basket commodity and all components collectively as the basket commodities. These notes combine features of a debt investment and a commodity investment by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying basket of commodities. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase of the basket.

     The index is an index of certain agricultural commodities that we describe under "Description of Notes -The
Index" below. "GSCI(R)" is a registered mark of Goldman, Sachs & Co., and has been licensed for use by Morgan Stanley.

  Each note costs $1,000         We, Morgan Stanley, are offering you Commodity-Linked Capital-Protected Notes due
                                 November 3, 2009, Based on the Performance of a Basket of Three Commodities and a
                                 Commodity Index, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                 The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

  The basket                     We have designed the notes to provide investors with a diversified commodities exposure that allows investors to participate in the upside potential of the basket on a leveraged basis and that also provides 100% principal protection at maturity.
                                 The following table sets forth the basket commodities, the initial strike price for each basket commodity, the Reuters Page for each basket commodity and the expected weighting of each basket commodity. The actual weighting of each basket commodity with basket will be determined on the date we price the notes for initial sale to the public:

                                                                                                           Expected
                                                                                                          Percentage
                                                                                                           Weighting
                                                                              Initial Strike    Reuters    of Basket
                                      Basket Commodity                            Price          Page        Value
                ------------------------------------------------------------- --------------    -------   ----------
                Goldman Sachs Commodity Agricultural Index(R) - Excess Return
                   (the "index")                                                                 GSCK       30.00%
                Copper-Grade A ("copper")                                                        MTLE       25.00%
                Special High-Grade Zinc ("zinc")                                                 MTLE       25.00%
                West Texas Intermediate light sweet crude oil ("WTI crude oil")                  CLc1       20.00%

                                                         PS-4

======================================================================================================================

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, for each note that you hold, you will receive the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of a weighted basket of commodities. The supplemental redemption amount will equal (i) $1,000 times (ii)
                                 the basket performance factor times (iii) a participation rate, which we expect to be between 140% to 150%; provided that the supplemental redemption amount will not be less than zero.

                                 The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket commodity. The performance value for each basket commodity will equal the percentage change, whether positive or negative, in the final average price for such commodity over its respective initial strike price times the basket weighting for such basket commodity. The initial strike price for each basket commodity will be determined on the day we price the notes for initial sale to the public and will equal (i) in the case of copper and zinc, the per unit closing bid price of such basket commodity, (ii) in the case of WTI crude oil, the settlement price per barrel of WTI crude oil, and (iii) in the case of the index, the official daily settlement price of the index, each as displayed on the relevant
                                 Reuters page on the day we price the notes for initial sale to the public. The final average price for each basket commodity will equal the arithmetic average of (i) in the case of copper and zinc, the per unit closing bid price of such basket commodity,
                                 (ii) in the case of WTI crude oil, the settlement price per barrel of WTI crude oil, and (iii) in the case of the index, the official daily settlement price of the index, in each case as displayed on the relevant Reuters page on each of the six specified determination dates, subject to adjustment as described below.

                                                          100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                    The Supplemental Redemption Amount is
                                             Linked to the Performance of the Basket Commodities

                                 The supplemental redemption amount will be calculated as follows:

                 supplemental redemption amount    =   $1,000 x  basket performance factor x participation rate

                   where:

                     basket performance factor     =   the sum of the (i) index performance value, (ii) copper
                                                       performance value, (iii) zinc performance value and (iv) WTI crude oil performance value, based on the price of each basket commodity on six determination dates and calculated on the final determination date;

                           determination dates     =   May 15, 2009, June 15, 2009, July 15, 2009, August 15, 2009,
                                                       September 15, 2009 and October 15, 2009, in each case, subject to adjustment in the event of a non-trading day or certain market disruption events; and

                              participation rate   =   140% to 150%. The participation rate will be determined on the day we price the notes for initial sale to the public

                                                         PS-5

======================================================================================================================

                   and where:

                                         Commodity Performance Value
                     ---------------------------------------------------------------------
                                                                                                            Expected
                                                                                                             Basket
                                                                                                            Weighting
                                                                                                            ---------
index                =         final average index price - initial index strike price              x           .30
performance value              ------------------------------------------------------
                                             initial index strike price

copper               =        final average copper price - initial copper strike price             x           .25
performance value             --------------------------------------------------------
                                            initial copper strike price

zinc performance     =          final average zinc price - initial zinc strike price               x           .25
value                           ----------------------------------------------------
                                          initial zinc strike price

WTI crude oil        =   final average WTI crude oil price - initial WTI crude oil strike price    x           .20
performance value        ----------------------------------------------------------------------
                                           initial WTI crude oil strike price

                                 Because the basket is more heavily weighted toward specific commodities, including the index, which is itself a composite of commodities, negative or insufficient performance values by certain commodities could wholly offset positive performance values by other commodities. If the basket performance factor, which is the sum of all the basket commodities' individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. On PS-8, we have provided examples of hypothetical payouts on the notes.

                                 You can review a table of the historical prices of each of the basket commodities for each calendar quarter in the period from January 1, 2000 through March 23, 2006 and related graphs and a graph of the historical performance of the basket for the period from January 1, 2000 through March 23, 2006 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical Information" and "--Historical Graph." You
                                 cannot predict the future performance of the basket commodities based on their historical performance.

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the notes prior to      notes.  You may revoke your offer to purchase the notes at any time prior to the
our acceptance                   time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
calculation agent                to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial strike price for each basket commodity, the final average price for each basket commodity, the basket commodities'
                                 performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.

                                                         PS-6

======================================================================================================================

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt          income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal     "Description of Notes -- United States Federal Income Taxation." Under this
income tax purposes              treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read the section of this pricing supplement called "Description of Notes -- United States
                                 Federal Income Taxation" and, specifically the sections called "United States Federal
                                 Taxation -- Tax Consequences to U.S. Holders -- Notes -- Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of Securities or Indices" and "United States
                                 Federal Taxation -- Tax Consequences to U.S. Holders -- Backup Withholding and
                                 Information Reporting" in the accompanying prospectus supplement. The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the
                                 "Tax Disclosure Sections."

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes -- United States Federal Income Taxation -- Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note
information on the notes         program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and accompanying prospectus dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of
                                 Notes--General Terms of Notes" and "--Notes Linked to Commodity Prices, Single
                                 Securities, Baskets of Securities or Indices" and in the section of the prospectus called "Description of Debt Securities - Description of Floating Rate Debt
                                 Securities".

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called
                                 "Risk Factors." The tax treatment of investments in commodity-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                         PS-7

======================================================================================================================

                                       HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $1,000 times
(ii) the basket performance factor times (iii) the participation rate.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:
----------

All the commodity performance values are positive.

     Hypothetical Participation Rate:     145%

                                             Hypothetical
                                          Percentage Weight    Hypothetical       Hypothetical
                                          of Commodities in   Initial Strike     Final Average       Commodity
             Commodity                        the Basket           Price             Price       Performance Values
-------------------------------------     ----------------    --------------     -------------   ------------------
Goldman Sachs Commodity                          30%                62.04              68.24            3.0%
Agricultural Index(R) - Excess Return
Copper-Grade A                                   25%             5,145.50           5,660.05            2.5%
Special High-Grade Zinc                          25%             2,491.00           2,740.10            2.5%
West Texas Intermediate light sweet
crude oil                                        20%                63.41              69.75            2.0%
                                                                                                        ----
                                                                                                         10%

     The final average price of each basket commodity in the above example is 10% higher than its initial strike price and, accordingly, the basket performance factor is 10%. The Supplemental Redemption Amount is calculated as follows:

Supplemental Redemption Amount per note      =      $1,000      x      10%      x      145%      =      $145

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,145, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $145.

Example 2:
----------

Some commodity performances are positive, while others are negative.

     Hypothetical Participation Rate:    145%

                                             Hypothetical
                                          Percentage Weight    Hypothetical       Hypothetical
                                          of Commodities in   Initial Strike     Final Average       Commodity
             Commodity                        the Basket           Price             Price       Performance Values
-------------------------------------     -----------------   --------------     -------------   ------------------
Goldman Sachs Commodity                          30%               62.04              55.84            -3.0%
Agricultural Index(R) - Excess Return
Copper-Grade A                                   25%            5,145.50           5,660.05             2.5%
Special High-Grade Zinc                          25%            2,491.00           2,241.90            -2.5%
West Texas Intermediate light sweet
crude oil                                        20%               63.41              69.75             2.0%
                                                                                                       -----
                                                                                                       -1.0%

                                                         PS-8

======================================================================================================================

Supplemental Redemption Amount per note    =    $1,000    x    -1.0%    (less than zero)    x    145%    =    $0

     In the above example, the final average prices of two of the basket commodities-- copper and WTI crude oil (with a combined expected weighting of 45% of the basket)--are each 10% higher than their respective initial strike prices, but the final average prices of the two other basket commodities--the index and zinc (are combined expected weighting of 55% of the basket)--are each 10% lower than the initial strike prices for those basket commodities. Accordingly, although two of the basket commodities have positive performance values and two have negative performance values as of the final determination date, the basket performance factor is less than zero due in part to the weighting of the commodities within the basket. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 principal amount.

     You can review a table of the historical prices of each of the basket commodities for each calendar quarter in the period from January 1, 2000 through March 23, 2006 and related graphs and a graph of the historical performance of the basket for the period from January 1, 2000 through March 23, 2006 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical
Information" and "--Historical Graph."

                                                         PS-9

======================================================================================================================

                                                  RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket commodities.  This section describes the most significant risks relating to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we
the notes do not pay interest    will not pay interest on the notes.  Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the performance of a basket of commodities.

The notes may not pay more       If the basket performance factor is zero or less, no supplemental redemption amount
than the principal amount at     will be paid, and you will receive only the principal amount of $1,000 for each
maturity                         note you hold at maturity.

The notes will not be listed     The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS &
                                 Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of
be influenced by many            the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market, including:

                                 o    the price of each of the basket commodities (including the commodities underlying the index) at any time and, in particular, on the specified determination dates

                                 o    the volatility (frequency and magnitude of changes in value) of the basket commodities (including the commodities underlying the index)

                                 o    the market prices of the commodities and those underlying the index and futures contracts on such commodities, and the volatility of such prices

                                 o    trends of supply and demand for the basket commodities and the commodities underlying the index, at any time

                                 o    interest and yield rates in the market

                                 o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket commodities or commodities markets generally and that may affect the final average prices

                                 o    the time remaining to the maturity of the notes

                                 o    our creditworthiness

                                                        PS-10

======================================================================================================================

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the prices for certain or all of the commodities in the basket are at, below or not sufficiently above their respective initial strike prices or if market interest rates rise.

                                 You cannot predict the future performance of the basket commodities based on their historical performance.  We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Prices for the basket            Investments, such as the notes, linked to the prices of commodities or a commodity
commodities may change           based index, are considered speculative, and prices for commodities or the level of
unpredictably and affect the     a commodity based index, and related contracts may fluctuate significantly over
value of the notes in            short periods for a variety of factors, including: changes in supply and demand
unforeseeable ways               relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, pestilence, technological change, weather, and agricultural, trade fiscal, monetary and exchange control policies.
                                 The price volatility of each basket commodity also affects the value of the forwards and forward contracts related to that commodity and therefore its price at any such time.  These factors may affect the prices of the basket commodities and may cause the prices for basket commodities to move in inconsistent directions and at inconsistent rates which will affect the value of your notes in varying ways.

Specific commodities prices      The Goldman Sachs Commodity Agricultural Index - Excess Return
are volatile and are affected
by numerous factors specific     The index is a global production weighted index of certain agricultural commodities
to each market                   in the world economy.  Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but is also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect agricultural commodity prices such as weather, disease and natural disasters.  Demand for agricultural commodities, such as wheat, corn and soy, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

                                 Copper-Grade A

                                 The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in

                                                        PS-11

======================================================================================================================

                                 various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for
                                 Economic Cooperation and Development countries. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

                                 Special High-Grade Zinc

                                 The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

                                 West Texas Intermediate light sweet crude oil

                                 The price of West Texas Intermediate light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil's end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of Oil and Petroleum Exporting Countries
                                 and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

                                 A decrease in the price of any of these commodities may have a material adverse effect on the value of the notes and the return on an investment in the notes.

The index may in the future      The index was originally based solely on futures contracts traded on regulated
include contracts that are not   futures exchanges (referred to in the United States as "designated contract
traded on regulated futures      markets").  At present, the index continues to be comprised exclusively of
exchanges                        regulated futures contracts.  As described below, however, the index may in the future include over-the-counter contracts (such as swaps and forward contracts)
                                 traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  As a result, trading in

                                                        PS-12

======================================================================================================================

                                 such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the index may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of index    The index is composed of futures contracts on physical commodities.  Unlike
commodities relative to their    equities, which typically entitle the holder to a continuing stake in a
current prices may decrease      corporation, commodity futures contracts normally specify a certain date for
the amount payable at maturity   delivery of the underlying physical commodity.  As the futures contracts that comprise the index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced by a contract for delivery in November.  This process is referred to as
                                 "rolling."  If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield."  While many of the contracts included in the index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times.  Moreover, certain of the commodities included in the index have historically traded in "contango" markets.
                                 Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The absence of backwardation in the commodity markets could result in negative "roll yields,"
                                 which could adversely affect the value of the index and, accordingly, decrease the payment you receive at maturity.

Changes in the value of one or   Price movements in the basket commodities may not correlate with each other.  At a
more of the basket commodities   time when the price of one or more of the basket commodities increases, the price
may offset each other            of one or more of the other basket commodities may increase to a lesser extent or may decline.  Therefore, in calculating the basket performance factor, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.  In addition, the basket is not equally weighted among the basket commodities.  Significant decreases in the prices of a more heavily weighted commodity, such as the index, could moderate or wholly offset increases in the prices of the less heavily weighted commodities.

                                 You can review a table of the historical prices of each of the basket commodities for each calendar quarter in the period from January 1, 2000 through March 23, 2006 and related graphs and a graph of the historical performance of the basket performance factor for the period from January 1, 2000 through March 23, 2006
                                 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical
                                 Information" and "--Historical Graph."  You cannot predict the future performance of any of the basket commodities or of the basket as a whole, or whether increases in the prices of any of the basket commodities will be offset by decreases in the prices of other basket commodities, based on their historical performance.  In addition, there can be no assurance that the final average prices of any of the basket commodities will be higher than their initial strike prices, or that the sum of the performance values of the basket commodities will be positive.  If the basket performance factor is zero or less, you will receive at maturity only the principal amount of the notes you hold.

                                                        PS-13

======================================================================================================================

Suspension or disruptions of     The commodity markets are subject to temporary distortions or other disruptions due
market trading in the basket     to various factors, including the lack of liquidity in the markets, the
commodities and related          participation of speculators and government regulation and intervention.  In
futures markets may adversely    addition, U.S. futures exchanges and some foreign exchanges have regulations that
affect the value of the notes    limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price."  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the value of the basket commodities and, therefore, the value of the notes.

Investing in the notes is not    Because the basket performance factor is based on the average of the prices of the
equivalent to investing in the   basket commodities on six determination dates over the final six months of the
basket commodities               notes, it is possible for the final average price of any of the basket commodities to be lower than the initial strike price of such basket commodity even if the price of the basket commodity on the final determination date is higher than the initial strike price for such commodity. A decrease in the price of a basket commodity on any one determination date could more than offset any increases in the price of such basket commodity on any other determination dates.

There are risks relating to      The closing prices of two of the four basket commodities--copper and zinc--will be
the trading of copper and zinc   determined by reference to the per unit U.S. dollar cash bid prices of contracts
on the London Metal Exchange     traded on the London Metal Exchange, which we refer to as the LME.  The LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on any of the determination dates, the per unit U.S. dollar cash bid prices used to determine the closing price of copper and zinc, and consequently the supplemental redemption amount, could be adversely affected.

Adjustments to the index could   Goldman, Sachs & Co., which we refer to as GS & Co., is responsible for calculating
adversely affect the value of    and maintaining the index.  GS & Co. can add, delete or substitute the contracts
the notes                        underlying the index or make other methodological changes that could change the value of the index.  GS & Co. may discontinue or suspend calculation or dissemination of the index.  Any of these actions could adversely affect the value of the notes.

                                 GS & Co. may discontinue or suspend calculation or publication of the index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.

                                                        PS-14

======================================================================================================================

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will determine the initial strike price for each basket commodity, the final average price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any price in the event of a discontinuance of reporting of a basket commodity, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 "Description of Notes--Market Disruption Event" and "--Fallback Determination;
                                 Alteration of Method of Calculation."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to
by the calculation agent and     the notes (and possibly to other instruments linked to the basket commodities),
its affiliates could             including trading in futures and options contracts on the basket commodities as
potentially adversely affect     well as in other instruments related to the basket commodities.  MS & Co. and some
the prices of the basket         of our other subsidiaries also trade the basket commodities, including any
commodities                      commodity underlying the index, and other financial instruments related to the basket commodities on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the day we price the notes for initial sale to the public could potentially increase the initial strike prices for the basket commodities and, as a result, could increase the prices at which the basket commodities must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes.  Additionally, such hedging or trading activities on or before any day prior to the original issue date on which we increase the aggregate principal amount of the notes, or during the term of the notes, could potentially affect the prices of the basket commodities, including the prices on the determination dates, and, accordingly, the amount of cash you will receive upon a sale of the notes or at maturity.

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt          income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal     "Description of Notes -- United States Federal Income Taxation."  Under this
income tax purposes              treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes.
                                 In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read the section of this pricing supplement called "Description of Notes -- United
                                 States Federal Income Taxation" and, specifically the sections called "United
                                 States Federal Taxation -- Tax Consequences to U.S. Holders -- Notes -- Notes Linked
                                 to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                 "United States Federal Taxation -- Tax Consequences to U.S. Holders -- Backup
                                 Withholding and Information Reporting" in the accompanying prospectus supplement.
                                 The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the "Tax Disclosure Sections."

                                                        PS-15

======================================================================================================================

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes -- United States Federal Income Taxation -- Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                        PS-16

======================================================================================================================

                                              DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying  prospectus  supplement.  The term "Notes" refers to each $1,000 principal amount of any of our Commodity-Linked  Capital-Protected  Notes Due
November 3, 2009,  Based on the  Performance of a Basket of Three  Commodities  and a Commodity  Index.  In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.....  $

Original Issue Date
  (Settlement Date)............  May   , 2006

Maturity Date..................  November 3, 2009

Interest Rate..................  None

Specified Currency.............  U.S. dollars

CUSIP Number...................  61746SCJ6

Minimum Denominations..........  $1,000

Issue Price....................  $1,000 (100%)

Basket.........................  The following table sets forth the Basket Commodities, the Reuters Page for each
                                 Basket Commodity and the expected Basket Weighting of each Basket Commodity:

                                                                                           Expected
                                                                            Reuters         Basket
                                           Basket Commodity                   Page         Weighting
                                 ------------------------------------       -------        ---------
                                 Goldman Sachs Commodity Agricultural
                                   Index(R) - Excess Return (the
                                   "Index")                                    GSCK           30%
                                 Copper-Grade A ("copper")                     MTLE           25%
                                 Special High-Grade Zinc ("zinc")              MTLE           25%
                                 West Texas Intermediate light sweet
                                   crude oil ("WTI Crude Oil")                 CLc1           20%

Maturity Redemption Amount.....  At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the
                                 Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                                 We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                 Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the Maturity Date, and (ii)
                                 deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                                 "--Book-Entry Note or Certificated Note" below, and see "Forms of Securities--The
                                 Depositary" in the prospectus.

                                                         PS-17

======================================================================================================================

Supplemental Redemption
  Amount.......................  The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Basket
                                 Performance Factor times (iii) the Participation Rate; provided that the Supplemental
                                 Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption Amount on the final Determination Date.

Basket Performance Factor......  The Basket Performance Factor is a percentage that is the sum of the performance values, whether positive or negative, for each of the Basket Commodities. The Basket
                                 Performance Factor is described by the following formula:

                                                           Index Performance Value
                                                                      +
                                                           Copper Performance Value
                                                                      +
                                                            Zinc Performance Value
                                                                      +
                                                       WTI Crude Oil Performance Value

Participation Rate.............  The Participation Rate is expected to be 140% to 150%. We will determine the
                                 Participation Rate on the date we price the Notes for initial sale to the public.

Index Performance Value........  The Index Performance Value is (i) a fraction, the numerator of which will be the
                                 Final Average Index Price minus the Initial Index Strike Price and the denominator of which will be the Initial Index Strike Price, times (ii) the Index Basket Weighting.
                                 The Index Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                         (Final Average Index Price - Initial Index Strike Price)
                                         -------------------------------------------------------- x  .30
                                                        Initial Index Strike Price

Initial Index Strike Price.....                  , the official daily settlement price of the Index as it appears on
                                 Reuters Page GSCK on the day we price the Notes for initial sale to the public.

Final Average Index Price......  The arithmetic average of the official daily settlement prices of the Index as it appears on Reuters Page GSCK on each of the six Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

Copper Performance Value.......  The Copper Performance Value is (i) a fraction, the numerator of which will be the
                                 Final Average Copper Price minus the Initial Copper Strike Price and the denominator of which will be the Initial Copper Strike Price, times (ii) the Copper Basket
                                 Weighting. The Copper Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                        (Final Average Copper Price - Initial Copper Strike Price)
                                        ---------------------------------------------------------- x  .25
                                                           Initial Copper Strike Price

                                                        PS-18

======================================================================================================================

Initial Copper Strike Price....                  , the official closing cash bid price per metric ton of copper on the
                                 Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on the day we price the Notes for initial sale to the public.

Final Average Copper Price.....  The arithmetic average of the official closing cash bid prices per metric ton of copper on the Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page
                                 MTLE under the heading "LME Daily Official Prices" on each of the six Determination
                                 Dates (for delivery on such date), as calculated by the Calculation Agent on the final Determination Date.

Zinc Performance Value.........  The Zinc Performance Value is (i) a fraction, the numerator of which will be the
                                 Final Average Zinc Price minus the Initial Zinc Strike Price and the denominator of which will be the Initial Zinc Strike Price, times (ii) the Zinc Basket Weighting.
                                 The Zinc Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                       (Final Average Zinc Price - Initial Zinc Strike Price)
                                       ------------------------------------------------------  x  .25
                                                     Initial Zinc Strike Price

Initial Zinc Strike Price......                  , the official closing cash bid price per metric ton of zinc on the
                                 Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on the day we price the Notes for initial sale to the public.

Final Average Zinc Price.......  The arithmetic average of the official cash bid prices per metric ton of zinc on the
                                 Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on each of the six Determination Dates (for delivery on such date), as calculated by the Calculation Agent on the final
                                 Determination Date.

WTI Crude Oil
  Performance Value............  The WTI Crude Oil Performance Value is (i) a fraction, the numerator of which will be the Final Average WTI Crude Oil Price minus the Initial WTI Crude Oil Strike Price and the denominator of which will be the Initial WTI Crude Oil Strike Price, times
                                 (ii) the WTI Crude Oil Basket Weighting. The WTI Crude Oil Performance value is described by the following formula, and will be determined on the final Determination
                                 Date:

                                 (Final Average WTI Crude Oil Price - Initial WTI Crude Oil Strike Price)
                                 ------------------------------------------------------------------------ x  .20
                                                    Initial WTI Crude Oil Strike Price

Initial WTI Crude Oil
  Strike Price.................                  , the settlement price of the first nearby month futures contract
                                 (or, in the case of the last trading day of the last nearby month contract, the second nearby month contract) per barrel of WTI Crude Oil, stated in U.S. dollars, as made public on the Relevant Exchange and as displayed on Reuters Page CLc1 on the day we price the Notes for initial sale to the public.

                                                        PS-19

======================================================================================================================

Final Average WTI Crude Oil
  Price........................  The arithmetic average of the settlement prices of the first nearby month futures contract (or, in the case of the last trading day of the last nearby month contract, the second nearby month contract) per barrel of WTI Crude Oil, stated in U.S.
                                 dollars, as made public on the Relevant Exchange and as displayed on Reuters Page
                                 CLc1 on each of the six Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

Determination Dates............  With respect to each Basket Commodity separately, May 15, 2009, June 15, 2009, July
                                 15, 2009, August 15, 2009, September 15, 2009 and October 15, 2009, subject to adjustment for non-Trading Days or a Market Disruption Event with respect to any
                                 Basket Commodity as described in the following paragraphs.

                                 In respect of any Basket Commodity (except the Index), if a Determination Date is not a Trading Day or if a Market Disruption Event occurs on that date with respect to that Basket Commodity, the relevant official closing cash bid price (or the relevant settlement price, as applicable) for such Basket Commodity in respect of such
                                 Determination Date will be, subject to the second paragraph below, the relevant price of the Basket Commodity on the next Trading Day on which no Market Disruption Event occurs.

                                 In respect of the Index: (a) if a Market Disruption Event occurs on a Determination
                                 Date with respect to the Index or one or more commodities futures contract underlying the Index (an "Index Commodity") the Calculation Agent will calculate the price of the Index for such Determination Date using (i) for each Index Commodity which did not suffer a Market Disruption Event the settlement price on that date of each such
                                 Index Commodity and (ii) subject to the paragraph below, for each Index Commodity which did suffer a Market Disruption Event on such date, the settlement price of that
                                 Index Commodity on the next Trading Day on which no Market Disruption Event occurs with respect to such Index Commodity. In calculating the price of the Index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating the Index last in effect prior to the relevant Determination Date;
                                 provided that if the relevant Market Disruption Event in respect of the Index is due to a Material Change in Formula, the Calculation Agent will use the formula last in effect prior to that Market Disruption Event; or (b) if a Determination Date is not
                                 an Index Business Day, the price of the Index in respect of such Determination Date will be the price of the Index on the next succeeding Index Business Day on which neither an Index Commodity nor the Index suffers a Market Disruption Event.

                                 If a Market Disruption Event in respect of a Basket Commodity (other than the Index)
                                 or Index Commodity has occurred on each of the three consecutive Trading Days immediately succeeding a Determination Date, the Calculation Agent will determine the applicable Basket Commodity's or Index Commodity's price for

                                                        PS-20

======================================================================================================================

                                 such Determination Date on such third succeeding Trading Day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Trading Day....................  In respect of each Basket Commodity (other than the Index) and each Index Commodity, a day, as determined by the Calculation Agent, that is a day on which the Relevant
                                 Exchange for such Basket Commodity or Index Commodity is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Index Business Day.............  Any day on which the official daily settlement price of the Index is scheduled to be published.

Book Entry Note or
  Certificated Note............  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                 Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                 Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note............  Senior

Trustee........................  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent..........................  Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page...................  The display page so designated on the Reuters Monitor Money Rates Service ("Reuters")
                                 or any other display page that may replace that display page on Reuters and any successor service thereto.

Market Disruption Event........  Market Disruption Event means, with respect to any Basket Commodity (other than the
                                 Index) or Index Commodity, any of a Price Source Disruption, Trading Suspension,
                                 Disappearance of Commodity Reference Price, Tax Disruption, Trading Limitation or,
                                 with

                                                        PS-21

======================================================================================================================

                                 respect to the Index only, a Material Change in Formula or Material Change in Content.
                                 A Market Disruption Event with respect to one or more of the Basket Commodities or
                                 Index Commodities will not constitute a Market Disruption Event for the other Basket
                                 Commodities or Index Commodities.

Price Source Disruption........  Price Source Disruption means (a) with respect to the Index, either (i) the temporary failure of Goldman, Sachs & Co. ("GS & Co."). to announce or publish the official daily settlement price of the Index (or the price of any Successor Index, if applicable), or the information necessary for determining such price (or the price of any Successor Index, if applicable) or (ii) the temporary discontinuance or unavailability of the Index, and (b) with respect to any Basket Commodity, other than the Index, or any Index Commodity, either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for the relevant
                                 Basket Commodity or Index Commodity or (ii) the temporary or permanent discontinuance or unavailability of the Reuters Page.

Trading Suspension.............  Trading Suspension means with respect to a Basket Commodity, other than the Index, or any Index Commodity, the material suspension of trading in a Basket Commodity or
                                 Index Commodity or futures contracts related to such Basket Commodity or Index
                                 Commodity on the Relevant Exchange for such Basket Commodity or Index Commodity.

Disappearance of Commodity
  Reference Price..............  Disappearance of Commodity Reference Price means (a) with respect to the Index, the disappearance or permanent discontinuance or unavailability of the official daily settlement price of the Index, notwithstanding the availability of the price source or the status of trading in the relevant Index Commodities or futures contracts related to the relevant Index Commodities, and (b) with respect to any Basket
                                 Commodity other than the Index, or any Index Commodity, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such Basket
                                 Commodity or Index Commodity or futures contracts related to such Basket Commodity or
                                 Index Commodity on the Relevant Exchange for such Basket Commodity or Index Commodity or (ii) the disappearance of, or of trading in, the relevant Basket Commodity or
                                 Index Commodity.

                                 For purposes of this definition, a discontinuance of publication of the Index shall not be a Disappearance of Commodity Reference Price if MS & Co. shall have selected a
                                 Successor Index in accordance with "-Discontinuance of the Index; Alteration of
                                 Method of Calculation" below.

Tax Disruption.................  Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Basket Commodity or Index Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition,

                                                        PS-22

======================================================================================================================

                                 change or removal is to raise or lower the price on any day that would otherwise be a
                                 Determination Date from what it would have been without that imposition, change or removal.

Trading Limitation ............  Trading Limitation means, with respect to a Basket Commodity other than the Index, or any Index Commodity, a material limitation imposed on trading in such Basket
                                 Commodity or such Index Commodity on the Relevant Exchange for such Basket Commodity or Index Commodity.

Material Change in Formula ....  Material Change in Formula means, with respect to the Index, the occurrence since the date of this pricing supplement of a material change in the formula for, or the method of calculating, the daily official settlement price of the Index.

Material Change in Content ....  Material Change in Content means, with respect to the Index, the occurrence since the date of this pricing supplement of a material change in the content, composition or constitution of the Index or relevant futures contracts.

Relevant Exchange..............  Relevant Exchange means, with respect to a Basket Commodity (other than the Index) or an Index Commodity:

                                     (i)   for copper and zinc, the London Metal Exchange ("LME");

                                     (ii)  for WTI Crude Oil, the NYMEX Division, or its successor, of the New York
                                           Mercantile Exchange ("NYMEX"), and

                                     (iii) for any Index Commodity, the primary exchange or market for trading such
                                           Index Commodity,

                                 or, if such Relevant Exchange is no longer the principal exchange or trading market for such Basket Commodity or Index Commodity, such exchange or principal trading market for such Basket Commodity or Index Commodity which serves as the source of prices for such Basket Commodity or Index Commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Alternate Exchange
  Calculation in Case of an
  Event of Default ............  In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the price of any Basket Commodity on the any Determination Date scheduled to occur on or after the date of such acceleration were the price on the date of acceleration.

                                 If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

                                                        PS-23

======================================================================================================================

Discontinuance of the Index;
  Alteration of Method
  of Calculation...............  If GS & Co permanently discontinues publication of the Index and GS & Co. or another entity publishes a successor or substitute index that MS & Co., as the Calculation
                                 Agent, determines, in its sole discretion, to be comparable to the discontinued Index
                                 (such index being referred to herein as a "Successor Index"), then any subsequent price for the Index will be determined by reference to such Successor Index at the regular official weekday close of the principal trading session of the relevant exchange or market for the Successor Index on the relevant Determination Date.

                                 Upon any selection by the Calculation Agent of a Successor Index, the Calculation
                                 Agent will cause written notice thereof to be furnished to the Trustee, to Morgan
                                 Stanley and to DTC, as holder of the Notes, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                 If GS & Co. discontinues publication of the Index prior to, and such discontinuance is continuing on, any Determination Date and MS & Co., as the Calculation Agent,
                                 determines, in its sole discretion, that no Successor Index is available at such date, then the Calculation Agent will determine the price for the Index on such
                                 Determination Date using the formula for calculating the Index last in effect prior to such discontinuance.

                                 If the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), and the Calculation Agent, in its sole discretion, determines that such modification is not a Material Change in Formula, then the Calculation Agent will adjust such index in order to arrive at a price of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

The Index......................  We have derived all information regarding the Index, the Goldman Sachs Commodity
                                 Index(R) - Excess Return (the "GSCI(R)-ER") and the Goldman Sachs Commodity Index(R)
                                 (the "GSCI(R)") contained in this pricing supplement, including, without limitation, its make-up and method of calculation from publicly available information. The Index was developed, and is calculated, maintained and published daily, by GS & Co.. We make no representation or warranty as to the accuracy or completeness of such information.

                                 The Index is a sub-index of the GSCI(R)-ER and represents only the agricultural components of the GSCI(R)-ER. The value of the Index on any given day is calculated in the same manner as the GSCI(R)-ER except that (i) the daily contract reference prices, the contract production weight ("CPW") and roll weights use in performing such calculations are limited to those of the GSCI(R) commodities included in the
                                 Index; and (ii) the Index has a separate normalizing constant.

                                                        PS-24

======================================================================================================================

                                 The GSCI(R) commodities included in the Index and their weightings on March 20, 2006 are:
                                          Commodity              Weighting
                                    ------------------           ---------
                                    Wheat.............             21.66
                                    Corn..............             20.09
                                    Sugar.............             19.08
                                    Soybeans..........             13.55
                                    Red Wheat.........              8.76
                                    Cotton............              8.57
                                    Coffee............              6.45
                                    Cocoa.............              1.84

                                 The components of the Index and their relative weightings, among other matters, may change during the term of the notes.

                                 The GSCI(R)-ER

                                 The GSCI(R)-ER is a world production-weighted index that is designed to reflect the relative significance of each of the underlying commodities in the world economy. The
                                 GSCI(R)-ER was established in May 1991 and represents the return of a portfolio of commodity futures contracts included in the GSCI(R), the composition of which, on any given day, reflects the CPW and "roll weights" of the contracts included in the
                                 GSCI(R) (discussed below).

                                 Value of the GSCI(R)-ER

                                 The value of the GSCI(R)-ER on any given day is equal to the product of (i) the value of the GSCI(R)-ER on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made. The value of the
                                 GSCI(R)-ER is indexed to a normalized value of 100 on January 2, 1970.

                                 Contract Daily Return

                                 The contract daily return on any given day is equal to the sum, for each of the commodities included in the GSCI(R), of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate "roll weight," divided by the total dollar weight of the GSCI(R) on the preceding day, minus one.

                                 The total dollar weight of the GSCI(R) is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to (i) the daily

                                                        PS-25

======================================================================================================================

                                 contract reference price, (ii) multiplied by the appropriate CPWs and, (iii) during a roll period, the appropriate "roll weights" (discussed below).

                                 The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of GS &
                                 Co., reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. New York City time, GS & Co. may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant GSCI(R) calculation.

                                 The "roll weight" of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. Since the GSCI(R) is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GSCI(R) also takes place over a period of days at the beginning of each month
                                 (referred to as the "roll period"). On each day of the roll period, the "roll weights" of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the
                                 GSCI(R) is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

                                 If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits;
                                 (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time (in such event, GS & Co. may determine a daily contract reference price and complete the relevant portion of the roll based on such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

                                                        PS-26

======================================================================================================================

                                 If any of these conditions exist throughout the roll period, the roll will be effected in its entirety on the next day on which such conditions no longer exist.

                                 The GSCI(R)

                                 The GSCI(R) is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The GSCI(R)
                                 is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the GSCI(R) are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the GSCI(R) are weighted, on a production basis, to reflect the relative significance (in the view of GS & Co., in consultation with the Policy Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the GSCI(R) are intended generally to correlate with changes in the prices of such physical commodities in global markets. The GSCI(R) was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the GSCI(R), and options on such futures contracts, are currently listed for trading on the
                                 Chicago Mercantile Exchange.

                                 Set forth below is a summary of the composition of and the methodology currently used to calculate the GSCI(R). The methodology for determining the composition and weighting of the GSCI(R) and for calculating its value is subject to modification in a manner consistent with the purposes of the GSCI(R), as described below. GS & Co.
                                 makes the official calculations of the GSCI(R). At present, this calculation is performed continuously and is reported on Reuters Page, GSCI(R), and is updated on
                                 Reuters at least once every three minutes during business hours on each Index
                                 Business Day.

                                 The Policy Committee established by GS & Co. to assist it in connection with the operation of the GSCI(R) generally meets once each year to discuss the composition of the GSCI(R). The Policy Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

                                 Composition of the GSCI(R)

                                 In order to be included in the GSCI(R) a contract must satisfy the following eligibility criteria:

                                   o  The contract must be in respect of a physical commodity and not a financial commodity.

                                   o  The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such

                                                        PS-27

======================================================================================================================

                                      other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the GSCI(R) that, at any given point in time, will be involved in rolls to be effected pursuant to the GSCI(R).

                                   o  The commodity must be the subject of a contract that is (a) denominated in U.S.
                                      dollars and (b) traded on or through an exchange, facility or other platform
                                      (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic
                                      Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

                                   o  The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the daily contract reference price)
                                      generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI(R).

                                   o  At and after the time a contract is included in the GSCI(R), the daily contract reference price for such contract must be published between 10:00 AM. and 4:00
                                      P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded.

                                   o  For a contract to be eligible for inclusion in the GSCI(R), volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

                                   o  Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the GSCI(R).

                                 The contracts currently included in the GSCI(R) are all futures contracts traded on the New York Mercantile Exchange, Inc., the International Petroleum Exchange, the
                                 Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa
                                 Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the
                                 Commodities Exchange, Inc. and the London Metal Exchange.

                                 Calculation of the GSCI(R)

                                 The value of the GSCI(R) on any given day is equal to the total dollar weight of the
                                 GSCI(R) divided by a normalizing constant that assures the continuity of the GSCI(R)
                                 over time.

                                                        PS-28

======================================================================================================================

                                 Contract Expirations

                                 Because the GSCI(R) is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as "contract expirations." The contract expirations included in the GSCI(R) for each commodity during a given year are designated by GS & Co., in consultation with the Policy
                                 Committee, provided that each such contract must be an "active contract." An "active contract" for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

                                 If a trading facility deletes one or more contract expirations, the GSCI(R) will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by GS & Co. If a trading facility ceases trading in all contract expirations relating to a particular contract, GS & Co. may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the
                                 GSCI(R). To the extent practicable, the replacement will be effected during the next monthly review of the composition of the GSCI(R).

Calculation Agent..............  MS & Co.

                                 All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                 All calculations with respect to the price for each Basket Commodity on each
                                 Determination Date, the Basket Performance Factor and the Supplemental Redemption
                                 Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                 .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
                                 .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                 Because the Calculation Agent is our affiliate, the economic interests of the
                                 Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the
                                 Calculation Agent must make in determining any price for a Basket Commodity, the
                                 Basket Performance Factor, the Supplemental Redemption Amount or whether a Market
                                 Disruption Event has occurred. See "--Market Disruption Event", "--Discontinuance of
                                 the Index; Alteration of Method of Calculation and "--Fallback Determination;
                                 Alteration of Method

                                                        PS-29

======================================================================================================================

                                 of Calculation" above. MS & Co. is obligated to carry out its duties and functions as
                                 Calculation Agent in good faith and using its reasonable judgment.

Historical Information.........  The following tables set forth the published high, low and end of quarter prices for each of the Basket Commodities for each calendar quarter from January 1, 2000 to
                                 March 23, 2006. The graphs following each Basket Commodity's price table set forth the historical price performance of each respective Basket Commodity for the period
                                 January 1, 2000 to March 23, 2006. On March 23, 2006, the official closing cash bid prices for copper and zinc were $5,145.50 and $2,170.50 respectively, and the settlement price of WTI Crude Oil was $58.29. The price of the Index on March 23,
                                 2006 was 61.44. We obtained the information in the tables and graphs from Bloomberg
                                 Financial Markets, without independent verification. In addition, the official closing cash bid prices, settlement prices and price of the Index (as applicable )
                                 published by Bloomberg Financial Markets may differ from the official closing cash bid prices, settlement prices and price of the Index (as applicable) as determined on the applicable Reuters page pursuant to "Final Average Index Price", "Final Average
                                 Copper Price" "Final Average Zinc Price" or "Final Average WTI Crude Oil Price" above
                                 (as applicable). We will not use Bloomberg Financial Markets to determine the applicable prices. The historical prices and historical price performance of the
                                 Basket Commodities should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance Factor will be greater than zero or that you will receive any Supplemental Redemption Amount.

                                                        PS-30

======================================================================================================================

                                     Goldman Sachs Commodity Agricultural Index - Excess Return

                                      Historical High, Low and Period End Settlement Prices

                                             January 1, 2000 through March 23, 2006

                                                                 High         Low       Period End
                                                                ------       -----      ----------
                                 2000
                                 First Quarter...........       105.12       98.04       102.93
                                 Second Quarter..........       105.52       93.80        93.80
                                 Third Quarter...........        94.44       89.13        92.14
                                 Fourth Quarter..........        95.79       90.05        92.89
                                 2001
                                 First Quarter...........        92.89       78.05        78.05
                                 Second Quarter..........        81.10       74.05        75.53
                                 Third Quarter...........        81.56       70.29        70.29
                                 Fourth Quarter..........        71.78       68.09        69.19
                                 2002
                                 First Quarter...........        72.32       65.85        68.00
                                 Second Quarter .........        71.51       63.79        71.51
                                 Third Quarter...........        86.90       72.13        81.47
                                 Fourth Quarter..........        83.70       75.53        75.63
                                 2003
                                 First Quarter...........        78.46       71.85        71.85
                                 Second Quarter .........        77.99       71.26        71.39
                                 Third Quarter...........        77.06       70.42        76.20
                                 Fourth Quarter..........        83.17       73.85        78.40
                                 2004
                                 First Quarter                   91.90       79.68        89.23
                                 Second Quarter .........        90.92       73.29        74.22
                                 Third Quarter...........        73.84       63.32        63.32
                                 Fourth Quarter..........        64.08       60.90        62.74
                                 2005
                                 First Quarter...........        71.28       60.06        66.19
                                 Second Quarter..........        67.05       61.26        63.45
                                 Third Quarter...........        67.27       58.49        60.51
                                 Fourth Quarter..........        62.56       56.86        62.20
                                 2006
                                 First Quarter (through
                                    March 23, 2006)......        67.51       61.44        65.96

                                                        PS-31

======================================================================================================================

                                                         Copper-Grade A
                                       Historical High, Low and Period End Closing Prices
                                             January 1, 2000 through March 23, 2006

                                                                High          Low       Period End
                                                              --------      --------    ----------
                                 2000
                                 First Quarter..........      1,898.00      1,703.00     1,728.50
                                 Second Quarter.........      1,829.00      1,607.00     1,773.50
                                 Third Quarter..........      2,009.00      1,741.00     1,978.00
                                 Fourth Quarter ........      1,978.00      1,759.00     1,808.50
                                 2001
                                 First Quarter..........      1,837.00      1,664.50     1,666.00
                                 Second Quarter.........      1,730.00      1,550.50     1,550.50
                                 Third Quarter..........      1,573.00      1,403.00     1,424.00
                                 Fourth Quarter ........      1,540.50      1,319.00     1,462.00
                                 2002
                                 First Quarter..........      1,650.50      1,421.00     1,623.00
                                 Second Quarter.........      1,689.50      1,551.00     1,654.00
                                 Third Quarter..........      1,667.50      1,434.50     1,434.50
                                 Fourth Quarter.........      1,649.50      1,429.00     1,536.00
                                 2003
                                 First Quarter..........      1,728.00      1,544.50     1,587.50
                                 Second Quarter.........      1,711.50      1,564.00     1,644.00
                                 Third Quarter..........      1,824.50      1,638.00     1,794.00
                                 Fourth Quarter.........      2,321.00      1,790.50     2,321.00
                                 2004
                                 First Quarter..........      3,105.50      2,337.00     3,067.50
                                 Second Quarter.........      3,170.00      2,554.00     2,664.50
                                 Third Quarter..........      3,140.00      2,700.00     3,140.00
                                 Fourth Quarter.........      3,287.00      2,835.00     3,279.50
                                 2005
                                 First Quarter..........      3,424.50      3,072.00     3,408.00
                                 Second Quarter.........      3,670.00      3,113.00     3,597.00
                                 Third Quarter..........      3,978.00      3,444.00     3,949.00
                                 Fourth Quarter.........      4,650.00      3,905.00     4,584.50
                                 2006
                                 First Quarter (through
                                   March 23, 2006)......      5,258.00      4,537.00     5,145.50

                                                        PS-32
======================================================================================================================

                                                     Special High-Grade Zinc
                                       Historical High, Low and Period End Closing Prices
                                             January 1, 2000 through March 23, 2006

                                                                 High         Low       Period End
                                                               --------     --------    ----------
                                 2000
                                 First Quarter...........      1,239.00     1,065.50     1,098.00
                                 Second Quarter..........      1,179.00     1,080.50     1,148.00
                                 Third Quarter...........      1,277.00     1,115.00     1,185.00
                                 Fourth Quarter .........      1,185.00     1,021.00     1,021.00
                                 2001
                                 First Quarter...........      1,053.00       977.00       977.00
                                 Second Quarter..........        988.50       870.00       870.00
                                 Third Quarter...........        869.00       767.50       782.00
                                 Fourth Quarter .........        810.50       732.50       767.50
                                 2002
                                 First Quarter...........        842.50       759.00       825.50
                                 Second Quarter..........        829.00       745.50       796.50
                                 Third Quarter...........        829.00       725.50       735.50
                                 Fourth Quarter..........        823.50       737.50       749.50
                                 2003
                                 First Quarter...........        810.50       755.00       763.00
                                 Second Quarter..........        809.00       741.00       783.50
                                 Third Quarter...........        863.00       781.00       825.00
                                 Fourth Quarter..........      1,008.00       834.00     1,008.00
                                 2004
                                 First Quarter...........      1,155.50     1,002.00     1,086.50
                                 Second Quarter..........      1,125.00       967.00       967.00
                                 Third Quarter...........      1,079.00       943.00     1,079.00
                                 Fourth Quarter..........      1,270.00     1,004.50     1,270.00
                                 2005
                                 First Quarter...........      1,430.00     1,197.50     1,349.00
                                 Second Quarter..........      1,365.50     1,216.00     1,223.00
                                 Third Quarter...........      1,439.00     1,165.00     1,411.00
                                 Fourth Quarter..........      1,915.00     1,405.00     1,915.00
                                 2006
                                 First Quarter (through
                                   March 23, 2006).......      2,511.00     1,912.00     2,170.50

                                                        PS-33
======================================================================================================================

                                          West Texas Intermediate Light Sweet Crude Oil
                                      Historical High, Low and Period End Settlement Prices
                                             January 1, 2000 through March 23, 2006

                                                                High          Low       Period End
                                                                ----          ---       ----------
                                 2000
                                 First Quarter..........        34.13        24.22        26.90
                                 Second Quarter.........        34.65        23.90        32.50
                                 Third Quarter..........        37.21        27.43        30.84
                                 Fourth Quarter ........        36.12        25.85        26.80
                                 2001
                                 First Quarter..........        32.19        25.96        26.29
                                 Second Quarter.........        29.98        25.56        26.25
                                 Third Quarter..........        28.81        21.81        23.43
                                 Fourth Quarter ........        23.34        17.45        19.84
                                 2002
                                 First Quarter..........        26.31        17.97        26.31
                                 Second Quarter.........        29.36        23.47        26.86
                                 Third Quarter..........        30.77        26.07        30.45
                                 Fourth Quarter.........        32.72        25.19        31.37
                                 2003
                                 First Quarter..........        37.83        26.91        30.16
                                 Second Quarter.........        32.36        25.24        30.19
                                 Third Quarter..........        32.39        26.96        29.20
                                 Fourth Quarter.........        33.71        28.47        32.79
                                 2004
                                 First Quarter..........        38.18        32.48        36.25
                                 Second Quarter.........        42.33        34.27        37.05
                                 Third Quarter..........        49.90        38.39        49.64
                                 Fourth Quarter.........        55.17        40.71        43.45
                                 2005
                                 First Quarter..........        56.72        42.12        53.99
                                 Second Quarter.........        60.54         46.8        56.50
                                 Third Quarter..........        69.81        56.72        66.24
                                 Fourth Quarter.........        66.24        56.14        61.04
                                 2006
                                 First Quarter
                                  (through March
                                  23, 2006).............        68.35        57.65        58.29

                                                        PS-34
======================================================================================================================

Historical Graph...............  The following graph sets forth the historical performance of the Basket Performance
                                 Factor (assuming that each of the Basket Commodities was weighted on January 1, 2000 with the weighting described in "--Basket" above at March 23, 2006). The graph covers the period from January 1, 2000 through March 23, 2006. The graph does not take into account the Participation Rate on the Notes, nor does it attempt to show your expected return on an investment in the Notes. The historical performance of the
                                 Basket Performance Factor should not be taken as an indication of its future performance.

Use of Proceeds and Hedging....  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                 Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                 On or prior to the day we price the Notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in the Basket Commodities, in futures or options contracts on the Basket Commodities listed on major securities markets, or positions in any other available securities or

                                                        PS-35

======================================================================================================================

                                 instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the Basket Commodities, and, therefore, the value at which the Basket Commodities must close on the Determination
                                 Dates before you would receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Determination
                                 Dates, by purchasing and selling the Basket Commodities or futures or options contracts on the Basket Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Commodities and, therefore, adversely affect the value of the Basket Commodities on the Determination Dates or
                                 the payment that you will receive at maturity.

License Agreement Between
  Goldman Sachs & Co. and
  Morgan Stanley...............  The Notes are not sponsored, endorsed, sold or promoted by GS & Co. GS & Co. makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Goldman Sachs Commodity Index
                                 ("GSCI(R) Index") to track general commodity market performance. GS & Co.'s only relationship to Morgan Stanley is the licensing of the GSCI(R) Index, which is determined, composed and calculated by GS & Co. without regard to the Licensee or the
                                 Notes. GS & Co. has no obligation to take the needs of Morgan Stanley or the owners of the Notes into consideration in determining, composing or calculating the GSCI(R)
                                 Index. GS & Co. is not responsible for, and has not participated in, the determination of the timing of prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes is to be converted into cash. GS & Co. has no obligation or liability in connection with the administration, marketing or trading of the Notes.

                                 GS & CO. DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE
                                 INDEX OR ANY DATE INCLUDED THEREIN. GS & CO. MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                 AS TO RESULTS TO BE OBTAINED BY LICENSEE OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON
                                 OR ENTITY FROM THE USE OF THE GSCI(R) INDEX OR ANY DATA INCLUDED THEREIN IN
                                 CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. GS & CO. MAKES
                                 NOT EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
                                 PURPOSE OR USE WITH RESPECT TO THE GSCI(R) INDEX OR ANY DATA INCLUDED THEREIN.
                                 WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL GS & CO. HAVE ANY LIABILITY
                                 FOR ANY

                                                        PS-36

======================================================================================================================

                                 SPECIAL PUNITIVE INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) EVEN IF
                                 NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Supplemental Information
  Concerning Plan of
  Distribution.................  Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                 Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                 Agent may allow a concession not in excess of    % per Note to other dealers, which
                                 may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG.
                                 After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                 We expect to deliver the PLUS against payment therefor in New York, New York on    ,
                                 2006, which will be the scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business
                                 Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on or prior to the third
                                 Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

                                 In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes.
                                 Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the
                                 Notes in the open market. A naked short position is more likely to be created if the
                                 Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the
                                 Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging" above.

                                                        PS-37

======================================================================================================================

                                 General

                                 No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                 The Agent has represented and agreed, and each dealer through which we may offer the
                                 Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                 Brazil

                                 The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                 Chile

                                 The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                 Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                 Hong Kong

                                 The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent,

                                                        PS-38

======================================================================================================================

                                 or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in
                                 Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of
                                 Hong Kong and any rules made thereunder.

                                 Mexico

                                 The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be
                                 offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                 Singapore

                                 This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                 Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in
                                 Singapore.

ERISA Matters for Pension Plans
  and Insurance Companies......  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan")
                                 should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                 In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                 and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                 "Code"), with respect to many

                                                        PS-39

======================================================================================================================

                                 Plans, as well as many individual retirement accounts and Keogh plans (also "Plans").
                                 Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the
                                 "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                 ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                 Because we may be considered a party in interest with respect to many Plans, the
                                 Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the
                                 Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Notes on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly

                                                        PS-40

======================================================================================================================

                                 important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
  Taxation.....................  In the opinion of Davis Polk & Wardwell, our counsel, the Notes will be treated as
                                 "contingent payment debt instruments" for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called "United States Federal Taxation."

                                 U.S. Holders

                                 Please read the discussions in the Tax Disclosure Sections of the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Notes.

                                 In summary, U.S. Holders will, regardless of their method of accounting for U.S.
                                 federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, even though no stated interest will be paid on the Notes. As a result,
                                 U.S. Holders will be required to pay taxes annually on the amount of accrued OID, as discussed in the accompanying prospectus supplement. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                 We have determined that the "comparable yield" is a rate of     % compounded
                                 semi-annually, as described in the Tax Disclosure Sections of the accompanying prospectus supplement. Based on our determination of the comparable yield, the
                                 "projected payment schedule" for a Note (assuming an issue price of $1,000) consists
                                 of a projected amount equal to $           due at maturity.

                                 Based upon our determination of the comparable yield and the projected payment schedule, the following table states the amount of OID (without taking into account any adjustments described in the Tax Disclosure Sections of the accompanying prospectus supplement) that will be deemed to have accrued with respect to a Note for each calendar year assuming a day count convention of 30 days per month and 360 days per year):

                                                        PS-41

======================================================================================================================

                                                                                        TOTAL OID DEEMED
                                                                             OID        TO HAVE ACCRUED
                                                                          DEEMED TO      FROM ORIGINAL
                                                                        ACCRUE DURING   ISSUE DATE (PER
                                                                        CALENDAR YEAR   NOTE) AS OF END
                                                CALENDAR YEAR             (PER NOTE)    OF CALENDAR YEAR
                                      ------------------------------    -------------   ----------------
                                      Original Issue Date through
                                         December 31, 2006..........        $              $
                                      January 1, 2007 through
                                         December 31, 2007..........        $              $
                                      January 1, 2008 through
                                         December 31, 2008..........        $              $
                                      January 1, 2009 through
                                         November 3, 2009...........        $              $

                                 This table will be updated in the final pricing supplement using the actual comparable yield determined on the pricing date.

                                 The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                 Non-U.S. Holders

                                 If you are a non-U.S. investor, please read the discussions under "United States
                                 Federal Taxation -- Tax Consequences to Non-U.S. Holders" in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Notes. Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Notes is effectively connected with a trade or business in the United States. Such non-U.S.
                                 investors should consult their own tax advisors regarding the potential tax consequences of investing in the Notes.

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                        PS-42